Exhibit 10.1

AMENDMENT NO. 2 TO CONSULTING AGREEMENT OF PHILLIP ERIC POWELL

     This is the Second Amendment ("Second Amendment") to the Consulting Agreement of Phillip Eric Powell originally entered into as of January 1, 2005 (the "Agreement"), by and between First Cash Financial Services, Inc. (the "Company"), a Delaware corporation, and Phillip Eric Powell (the "Consultant"). This Second Amendment shall apply prospectively and is effective as of January 1, 2010.

     WHEREAS, Consultant is presently serving the Company as an independent contractor pursuant to the Agreement between the parties (said Agreement including all previous amendments and/or addenda, if any), and the parties desire to modify the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	In paragraph 4 of the Agreement, replace the term "December 31, 2014" with "December 31, 2016."

2.	In paragraph 7(a) of the Agreement, replace the term "$600,000", as amended by the First Amendment, with "$700,000." In addition, delete the phrase "as a guaranteed minimum amount."

3.	Except as modified herein, the remainder of the Agreement shall remain unchanged.

     CONSULTANT ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS SECOND AMENDMENT WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY.
First Cash Financial Services, Inc.	Consultant

By:_____________________________	______________________________
Rick L. Wessel	Phillip Eric Powell
Chief Executive Officer